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                                                                     Exhibit 2.3

                               SECURITY AGREEMENT


         This SECURITY AGREEMENT (the "Agreement"), is entered into as of the 20th day of August, 1997, by and among UGLY DUCKLING CORPORATION, a Delaware corporation ("Obligor"), and LASALLE NATIONAL BANK, a national banking association ("LASALLE"), NBD BANK, a Michigan banking corporation ("NBD"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("HARRIS"), NATIONSBANK, N.A., a national banking association, as successor to The Boatman's National Bank of St. Louis, ("NATIONS BANK"), FIRST BANK NATIONAL ASSOCIATION, a national banking association ("FIRST BANK"), FLEET BANK NATIONAL ASSOCIATION, ("Fleet"), and MELLON BANK, N.A., a national banking association ("MELLON")(LaSalle, NBD, Harris, NationsBank, First Bank, Fleet, and Mellon are hereinafter referred to individually as "SELLER" and collectively as "SELLERS" and with LaSalle, in its separate capacity as collateral agent for Sellers, being referred to as "Agent").

         WHEREAS, Sellers and Obligor have entered into a Loan Purchase Agreement pursuant to which Obligor has agreed to purchase and Sellers have agreed to sell, Sellers' interest in the Bank Rights.

         WHEREAS, to induce the Sellers to enter into the Loan Purchase Agreement, the Obligor proposes to secure its obligations to the Sellers under the Loan Purchase Agreement by granting to the Sellers a security interest in all of the "Collateral" as defined herein; and

         WHEREAS, the Sellers are willing to enter into the Loan Purchase Agreement only on such a secured basis.

         NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein the parties agree as follows:

         SECTION 1. DEFINITIONS.

         1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Seller or Agent be deemed an "Affiliate" of Obligor.
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         "Agency Agreements" means the agreements between FMAC and various
Authorized Representatives as agents for Lenders and the Agent, pursuant to which the Authorized Representatives are holding that portion of the Current Collateral (as Lenders, Agent, Authorized Representatives and Current Collateral are defined in the Bank Loan Agreement) possession of which is required for perfection of the security interests therein, and which are attached as Exhibit C to the Purchase Agreement.

         "Agreement" means this Security Agreement, as amended, supplemented or modified from time to time in accordance with the terms hereof.

         "Bank Claim" has the meaning set forth in the Purchase Agreement.

         "Bank Financing Agreements" means those certain UCC-1 financing statements described on Exhibit B to the Purchase Agreement.

         "Bank Loan" means the indebtedness and "Obligations" (as such term is defined in the Bank Loan Agreement) evidenced by the Bank Loan Documents and the liens and rights created by the Bank Loan Documents.

         "Bank Loan Agreement" has the meaning ascribed to the term "Loan Agreement" in the Purchase Agreement.

         "Bank Loan Documents" mean collectively, the Bank Loan Agreement, the Bank Notes, the Bank Financing Statements, the Share Certificates and the Agency Agreements.

         "Bank Notes" means those certain Revolving Credit Notes listed on Exhibit A to the Purchase Agreement.

         "Bank Rights" has the meaning set forth in the Purchase Agreement.

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C,
Section 101 et seq.), as amended and any successor statute.

         "Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona or Chicago, Illinois.

         "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         "Collateral" means all of Obligor's right, title and interest in, to and under each of the following:

                  (a) the DIP Loan Documents;

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                  (b) the Bank Loan Documents;
                  (c) the collateral securing the DIP Loan;
                  (d) the collateral securing the Bank Loan;
                  (e) the Bank Notes; and
                  (f) the Bank Rights.

         "DIP Credit Agreement" means that certain Security Agreement dated as of July 14, 1997, by and between Obligor, as Seller, and FMAC, as borrower.

         "DIP Loan Documents" means the DIP Credit Agreement, the DIP Pledge Agreement, and all documents delivered to Obligor, as Seller, in connection therewith.

         "DIP Pledge Agreement" means that certain Pledge Agreement (Stock), dated as of July 17, 1997, among FMAC, as pledgor, Obligor, as Seller, and Harris, as collateral agent.

         "Dollars" , "dollars" and "$" each mean lawful money of the United States.

         "Event of Default" means any of the events or circumstances specified in Section 8.1.

         "FEIN" means Federal Employer Identification Number.

         "FMAC" means First Merchants Acceptance Corporation, a Delaware corporation.

         "Guaranty" means the Payment Guaranty of Guarantors for the benefit of Agent and Sellers in substantially the form of Exhibit H to the Purchase Agreement.

         "Guarantor" means each of Duck Ventures, Inc., an Arizona corporation, Champion Acceptance Corporation, an Arizona corporation, Ugly Duckling Car Sales, Inc., an Arizona corporation, Ugly Duckling Car Sales Florida, Inc., a Florida corporation, UDRAC, Inc., an Arizona corporation, UDRAC Rentals, Inc., an Arizona corporation, Champion Financial Services, Inc., an Arizona corporation, Drake Insurance Services, Inc., an Arizona corporation, Drake Insurance Agency, Inc., an Turks and Caicos Island corporation , Drake Life Insurance Co., an Arizona corporation, and Drake Property & Casualty Insurance Co., a Turks and Caicos Islands corporation.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity, body, authority, bureau, department or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Loan Purchase Documents" has the meaning set forth in the Purchase Agreement.

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         "Obligor Financing Statements" means such UCC-1 Financing Statements as
Agent or Sellers may reasonably require to perfect the security interests in the Collateral granted herein.

         "Obligor Notes" shall mean the "UDC Notes" (as defined in the Purchase Agreement).

         "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by Obligor to Sellers, of any kind or nature, present or future, whether or not evidenced by the UDC Notes or any other note, guaranty or other instrument arising under this Agreement or under any other Loan Purchase Document.

         "Ordinary Course of Business" means, in respect of any transaction involving Obligor, the ordinary course of such Person's (including Obligor's) business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Purchase Document, Bank Loan Document or DIP Loan Document.

         "Permitted Liens" mean liens held by Agent or Sellers.

         "Person" means a natural person, partnership, corporation, business trust, joint stock company, trust unincorporated association, joint venture or Governmental Authority.

         "Purchase Agreement" means that certain Loan Purchase Agreement dated as of August 20, 1997, by and between Sellers, LaSalle, as its capacity as collateral agent for the Sellers and Obligor.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of in arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the President of Obligor, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of Obligor. or any other officer having substantially the same authority and responsibility.

         "Seller" or "Sellers" shall have the meaning set forth in the Preamble hereto.

         "Seller Expenses" means: (a) all costs or expenses (including taxes and insurance premiums) required to be paid by Obligor under any of the Loan Purchase Documents that are paid or incurred by Agent or Sellers; (b) actual filing, recording, and publication expenses incurred by Agent or Sellers in connection with the transactions contemplated by the Loan Purchase Documents;
(c) actual out-of-pocket charges paid or incurred by Agent or Sellers resulting from the dishonor of checks; (d) reasonable out-of-pocket costs and expenses paid or incurred by Agent or Sellers to correct any

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default or enforce any provision of the Loan Purchase Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; (e) reasonable out-of pocket costs and expenses of third party claims or any other suit paid or incurred by Agent or Sellers in enforcing or defending the Loan Purchase Documents or Obligor's obligations thereunder, (f) and reasonable attorneys' fees and costs incurred in connection with the foregoing.

         "Share Certificates" means the share certificates representing all of the stock of First Merchants Auto Receivables Corporation pledged by FMAC to Lenders and Agent (as Lenders and Agent are defined in the Bank Loan Agreement) as additional security for payment and performance of the obligations of FMAC under the Bank Loan Agreement.

1.2      Other Interpretive Provisions.

         (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

         (b) The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

         (c) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

         (d) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Purchase Document.

         (e) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

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         (f) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         1.3 Times. All times of the day herein shall be construed to mean local time in Chicago, Illinois.

SECTION 2.  SECURITY INTEREST AND COLLATERAL.

         2.1 Security for Obligations. As security for the payment of the Obligor Notes, Obligor hereby grants to Agent, on behalf of the Sellers, a first priority lien and security interest in and to all of the Collateral. Obligor agrees to execute any security agreements, collateral assignments, financing statements for filing and recording and any other documents reasonably required by any Seller, and to transfer possession of the Collateral to the Sellers, if requested, to further evidence and perfect the liens and security interests of Sellers provided for in this SECTION 2.1. A carbon, photographic or other reproduced copy of this Agreement and any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

         2.2 Sellers' Duty Regarding Collateral. Agent and Sellers shall have no duty or obligation to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Obligor releases Agent and Sellers from, and shall indemnify Agent and Sellers against, any liability for any act or omission relating to the Collateral, except for any liability directly resulting from Agent or Sellers' gross negligence or willful misconduct. The foregoing sentence is independent of the Purchase Agreement and shall not in any way limit any rights or powers of Obligor, Sellers or Agent, or any obligation or liability of Agent or Sellers pursuant to the Purchase Agreement.

         2.3 Obligor's Duties Regarding Collateral. Obligor agrees as follows:

                  (a) General Maintenance of Collateral. Obligor shall: (i) keep the Collateral free from all Liens (other than Permitted Liens); (ii) defend the Collateral against all claims and legal proceedings by persons other than Agent or Sellers; and (iii) not sell or otherwise dispose of the Collateral, except in the Ordinary Course of Business and where the proceeds of such sale are paid to Sellers pro rata for application to the outstanding balance of the Obligor Notes. Subsections (i) and (ii), with respect to the Collateral that Obligor purchased from Sellers, shall only apply to voluntary acts of Obligor after the date hereof that give rise to such liens, claims or proceedings.

                  (b) Records. Upon reasonable notice to Obligor, Agent or Sellers may examine and conduct audits of the Collateral and Obligor's records concerning it, wherever located, and make copies of such records, at any time during normal business hours, and Obligor shall assist Agent and Sellers in so doing. Obligor shall keep accurate, complete and current records respecting the Collateral. In addition to the specific requirements of SECTION 6, Obligor shall, within ten (10) Business Days of any request by Agent or Sellers, furnish to Agent or Sellers a detailed statement, certified as being substantially accurate by a

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         Responsible Officer, setting forth the current status and location of all or any portion of the Collateral.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF OBLIGOR. To induce Agent and Sellers to enter into this Agreement, Obligor hereby represents and warrants the following as of the date hereof and as of the Closing Date:

         3.1 Location of Chief Executive Office. The chief executive office of Obligor is located at the address indicated on the applicable signature page hereto.

         3.2 Due Organization: and Qualification. Obligor and each Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in. and in good standing in, any state where it is required to be so licensed.

         3.3 Due Authorization; No Conflict.

         (a) The execution, delivery, and performance by Obligor of this Agreement, the Obligor Notes and the Loan Purchase Documents to which it is a party, and the execution, delivery, and performance by each Guarantor of each Guaranty, have been duly authorized by all necessary corporate action.

         (b) The execution, delivery, and performance by Obligor of this Agreement, the Obligor Notes and the Loan Purchase Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations (G, T, U, and X of the Federal Reserve Board) applicable to Obligor, the governing documents of Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Obligor, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Obligor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Obligor. The execution, delivery, and performance by each Guarantor of its Guaranty does not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, V, and X of the Federal Reserve Board) applicable to such Guarantor, the governing documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

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         (c) The execution, delivery, and performance by Obligor of this
Agreement, the Obligor Notes and the Loan Purchase Documents to which Obligor is a party, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign or other Governmental Authority or other Person. The execution, delivery, and performance by each Guarantor of its Guaranty does not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

         (d) This Agreement, the Obligor Notes, and the Loan Purchase Documents, when executed and delivered by Obligor will be the legally valid and binding obligations of Obligor, enforceable against Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally. The Guaranty, when executed and delivered by its respective Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

SECTION 4. AFFIRMATIVE COVENANTS. Obligor covenants and agrees that, so long as any Obligation shall remain outstanding and unless Agent and Sellers shall otherwise consent in writing, Obligor shall do all of the following:

         4.1 Default Disclosure. Obligor shall forthwith, upon a Responsible Officer of Obligor obtaining knowledge of an Event of Default, promptly deliver to Agent a certificate of such Responsible Officer specifying the nature and period of existence thereof and what action Obligor proposes to take with respect thereto.

         4.2 Notices to Agent. Obligor shall promptly notify Agent in writing of:

         (a) Any lawsuit seeking in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) against Obligor, and

         (b) Any change in Obligor's name, address, legal structure or location of the Collateral.

         4.3 Compliance and Preservation. Obligor shall:

         (a) Comply with the laws (including any fictitious name statute), regulations and orders of any government body with authority over Obligor's business; and

         (b) Maintain and preserve all privileges and franchises Obligor now has.

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         4.4 Cooperation. Obligor shall take any reasonable action requested by
Agent to carry out the intent of this Agreement.

SECTION 5. NEGATIVE COVENANTS. Obligor covenants and agrees that, so long as, any Obligation shall remain outstanding, Obligor will not, and will not permit any of the Guarantors to, do any of the following without Agents prior written consent:

         5.1 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to the Collateral, except for junior liens in existence prior to the date hereof.

         5.2 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stocks or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

         5.3 Change Name. Change Obligor's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

         5.4 Nature of Business. Make any change in the principal nature of Obligor's business.

         5.5 Change in Location of Chief Executive Office. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to Agent and so long as, at the time of such written notification, Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's security interests.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES.

         6.1 Event of Default. Any of the following shall constitute an "Event of Default":

         (a) If Obligor fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due Agent or Sellers, reimbursement of Seller Expenses, or other amounts constituting Obligations);

         (b) If Obligor fails to perform, keep, or observe any terms, provision, condition, covenant, or agreement contained in this Agreement, the Obligor Notes, any of the Loan Purchase Documents, or in any other future agreement between Obligor and Agent or Sellers, and such failure continues for a period of twenty (20) days following written notice of default from any Agent or Seller; provided, however, that if the failure is curable but cannot reasonably be cured within such 20-day period, then Obligor will not be in default if Obligor commences such cure within the 20 day period and thereafter diligently proceeds and cures the failure;

         (c) Obligor or any Guarantor (i) is unable or admits in writing Obligor's inability to pay Obligor's or such Guarantor's monetary obligations as they becomes due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the

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appointment of a trustee, receiver, or other custodian for Obligor or such
Guarantor or the property of Obligor or such Guarantor or any part thereof, or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Obligor or such Guarantor or the property of Obligor or such Guarantor or any part thereof, and such appointment is not discharged within 60 days.

         (d) Commencement of any case under Title 11 of the United States Code or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Obligor or any Guarantor and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within 60 days of the filing thereof.

         (e) If (i) a final judgment in an amount in excess of $1,000,000 is rendered against Obligor or any Guarantor (ii) final judgments, in amounts in excess of $1,000,000 in the aggregate are rendered against Obligor or any Guarantor and within sixty (60) days after entry thereof, such judgments are not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment(s) are not discharged;

         (f) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Agent or Sellers by Obligor or any officer, employee, agent, or director of Obligor which has not been corrected to date, or if any such warranty or representation is withdrawn; or

         (g) If Obligor or any Guarantor contests the validity or enforceability of this Agreement, the Obligor Notes, the Loan Purchase Documents or any Guaranty.

         6.2 Sellers' Rights and Remedies. Upon the occurrence, and during the continuation of an Event of Default, Agent may, upon the direction of the holders of 66 2/3% of the principal amount of the Obligor Notes, without further notice, and without demand, do any one or more of the following:

         (a) Declare all Obligations, whether evidenced by this Agreement or by any of the other Loan Purchase Documents, immediately due and payable; and

         (b) Exercise any and all rights and remedies with respect to the Collateral to which such Agent or any Seller is entitled as a secured party under this Agreement and the applicable Uniform Commercial Code provisions governing the Collateral.

The Agent's and each Seller rights and remedies under this Agreement, the Obligor Notes, the Loan Purchase Documents, and all other agreements shall be cumulative. No exercise by the Agent or a Seller of one right or remedy shall be deemed an election by the Agent or such Seller, and no waiver by the Agent or such Seller of any Event of Default shall be deemed a continuing waiver or a waiver

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by the Agent or any other Seller. No delay by the Agent or any Seller shall constitute a waiver, election, or acquiescence by the Agent or such Seller or any other Seller.

SECTION 7.  MISCELLANEOUS.

         7.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, the Obligor Notes or any other Loan Document and no consent with respect to any departure by Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         7.2 Notices. All notices, requests and other communications provided for hereunder shall comply with the notice provisions in the Purchase Agreement.

         7.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or Sellers of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         7.4 Marshaling: Payments Set Aside. Agent and Sellers shall not be under any obligation to marshal any assets in favor of Obligor or any other Person or against or in payment of any or all of the Obligations. To the extent the Obligor makes a payment or payments to Agent, or to the extent Agent enforce its Liens or exercise its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustees receiver or any other party in correction with any bankruptcy proceeding or otherwise, then to the extent, of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         7.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Obligor may not assign or transfer any of its rights or delegate its obligations under this Agreement or any of the Loan Purchase Documents without the prior written consent of the Agent.

         7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         7.7 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or

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enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         7.8 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Obligor, Agent and Sellers, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Purchase Documents. Agent and Sellers shall have no obligation to any Person not a party to this Agreement or other Loan Purchase Documents.

         7.9 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         7.10 Governing Law. This Agreement, the Obligor Notes and the Loan Purchase Documents shall be deemed to have been made in the State of Illinois; and the validity of this Agreement, the Obligor Notes and the Loan Purchase Documents and the construction, interpretation, and enforcement hereof and thereof, all claims made in connection therewith, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the laws of the State of Illinois. .

         7.11 Entire Agreement. This Agreement, together with the other Loan Purchase Documents, embodies the entire Agreement and understanding among Obligor, Agent and Sellers and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         7.12 Agency. The provisions of the Bank Loan Documents as they exist as of the date hereof relating to the rights and obligations of LaSalle as Agent for Sellers and the rights and obligations of Sellers to Agent and to each other Seller, including, without limitation, with respect to indemnification of the Agent, sharing of payments from Buyer and expenses, and enforcement of rights and remedies, are hereby incorporated herein in their entirety and deemed to be a part hereof solely for the benefit of Agent and Sellers to permit LaSalle to act as collateral agent hereunder, but shall not create any rights in favor of Obligor. All references to the Borrower in such provisions of the Bank Loan Documents incorporated herein shall be deemed to be references to Buyer.

         IN WITNESS THEREOF, the parties hereby have caused this Agreement to be, executed as of the date first written above.


                                       OBLIGOR:

                                       UGLY DUCKLING CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Steven P. Johnson
                                          -------------------------------------
                                       Name: Steven P. Johnson
                                            -----------------------------------
                                       Title: Sr. Vice President
                                             ----------------------------------

                                       Address for Notice:

                                       2525 East Camelback Road, Suite 1150
                                       Phoenix, AZ 85016
                                       Attn: Steven Johnson
                                       Telecopier No. (602) 852-6696
                                       COLLATERAL AGENT:

                                       LASALLE NATIONAL BANK, a national
                                       banking association



                                       By: /s/ James Thompson
                                          -------------------------------------
                                       Name: James Thompson
                                            -----------------------------------
                                       Title: Senior V. P.
                                             ----------------------------------

                                       Address for Notice:

                                       135 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Attn: James Thompson
                                       Telecopier No. (312) 904 - 8169

                                       SELLERS:

                                       LASALLE NATIONAL BANK,
                                       a national banking association


                                       By: /s/ James Thompson
                                          -------------------------------------
                                       Name: James Thompson
                                            -----------------------------------
                                       Title: Senior V.P.
                                             ----------------------------------

                                       Address for Notice:

                                       135 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Attn: James Thompson
                                       Telecopier No. (312) 904 - 8169


                                       NBD BANK, a Michigan banking corporation


                                       By: /s/ Thomas T. Bower
                                          -------------------------------------
                                       Name: Thomas T. Bower
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

                                       Address for Notice:

                                       The First National Bank of Chicago
                                       One First National Plaza, Mail Suite 0630
                                       Chicago, Illinois 60670
                                       Attn: Thomas T. Bower
                                       Telecopier No. (312) 732 - 6904

                                       HARRIS TRUST AND SAVINGS BANK,
                                       an Illinois banking corporation


                                       By: /s/ Sandra J. Sanders
                                          -------------------------------------
                                       Name: Sandra J. Sanders
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

                                       Address for Notice:

                                       111 West Monroe Street
                                       Chicago, Illinois 60603
                                       Attn: Sandra Sanders
                                       Telecopier No. (312) 765 - 1724


                                       NATIONSBANK, N.A., a banking
                                       association


                                       By: /s/ Jay T. Wampler
                                          -------------------------------------
                                       Name: Jay T. Wampler
                                            -----------------------------------
                                       Title: Senior Vice President
                                             ----------------------------------

                                       Address for Notice:

                                       NationsBank Plaza, 901 Main Street
                                       Dallas, Texas 75283-1000
                                       Attn: Jay Wampler
                                       Telecopier No. (214) 508 - 0966

                                       FIRST BANK NATIONAL
                                       ASSOCIATION, a national banking
                                       association


                                       By: /s/ David C. Larsen
                                          -------------------------------------
                                       Name: David C. Larsen
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

                                       Address for Notice:

                                       601 Second Avenue South
                                       Minneapolis, Minnesota 55402-4302
                                       Attn: David Larsen
                                       Telecopier No. (612) 973 - 2148


                                       FLEET BANK, NATIONAL
                                       ASSOCIATION, a national association


                                       By: /s/ Edward J. Walsh
                                          -------------------------------------
                                       Name: Edward J. Walsh
                                            -----------------------------------
                                       Title: SVP
                                             ----------------------------------

                                       Address for Notice:

                                       777 Main Street, Mail Code CTMOH20A
                                       Hartford, Connecticut 06115
                                       Attn: Edward Walsh
                                       Telecopier No. (212) 703 - 1684

                                       MELLON BANK, N.A., a national banking
                                       association


                                       By: /s/ Ryan Busch
                                          -------------------------------------
                                       Name: Ryan Busch
                                            -----------------------------------
                                       Title: Assistant Vice President
                                             ----------------------------------

                                       Address for Notice:

                                       One Mellon Bank Center
                                       Room 4835
                                       Pittsburgh, PA 15258-0001
                                       Attn: Christopher Shannon
                                       Telecopier No. (412) 235 - 1174